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June 29, 2012

The Board of Trustees of Reaves Utility Income Fund

Reaves Utility Income Fund

1290 Broadway, Suite 1100

Denver, Colorado 80203

Re:	Reaves Utility Income Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for Reaves Utility Income Fund, a Delaware statutory trust (the “Trust”), in connection with the issuance by the Trust of shares of beneficial interest of the Trust (the “Shares”), pursuant to the exercise of rights (the “Rights”) to be distributed to shareholders of the Trust, all in accordance with the Trust’s registration statement on Form N-2 under the Securities Act of 1933, as amended, (the “Securities Act”) and the Investment Company Act of 1940, as amended, (the “1940 Act”) as filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2012, Pre-effective Amendment No. 1, under the Securities Act, and Amendment No. 10 under the 1940 Act, filed with the Commission on June 22, 2012, and Pre-effective Amendment No. 2, under the Securities Act, and Amendment No. 11 under the 1940 Act, filed with the Commission on June 29, 2012 (collectively, the “Registration Statement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Declaration of Trust (as defined below). For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

1. The Certificate of Trust of the Trust, dated September 15, 2003 (the “Certificate”), as filed in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 15, 2003;

2. A Certificate of Amendment to the Certificate, dated January 23, 2004, as filed with the Secretary of State on January 28, 2004, changing the name of the Trust from Utility Income Trust to Reaves Utility Income Fund;

3. The Agreement and Declaration of Trust of the Trust, dated as of September 15, 2003 (the “Declaration of Trust”), by Edmund Burke, as the initial trustee of the Trust;

The Board of Trustees of Reaves Utility Income Fund

June 29, 2012

4. The Amended and Restated By-Laws of the Trust, in the form attached to Amendment no. 9 to the Trust’s registration statement under the 1940 Act, on Form N-2 filed with the Commission on May 17, 2012 (the “By-Laws”);

5. The Registration Statement;

6. The Secretary Certificate of the Company (the “Secretary Certificate”), certifying as to certain resolutions (the “Resolutions”) adopted by the Board of Trustees of the Trust authorizing, among other things, the issuance of the Shares pursuant to the exercise of the Rights; and

7. A Certificate of Good Standing for the Trust, dated June 29, 2012, obtained from the Secretary of State.

As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §§ 3801, et seq. (the “Statutory Trust Act”).

2. Subject to the other qualifications set forth herein (including, without limitation, paragraph 3 below), the Shares have been duly authorized by the Declaration of Trust and the Resolutions, and when the Shares shall have been duly and validly issued and sold in accordance with the Declaration of Trust and the Resolutions, and in a manner consistent therewith, such Shares will represent validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust.

3. When and if the actions referred to in paragraph 2 have occurred, the holders of Shares, as beneficial owners of Shares of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the holders of Shares may be obligated, pursuant to the Declaration of Trust, to make payments or provide indemnity or security under the circumstances set forth therein.

The Board of Trustees of Reaves Utility Income Fund

June 29, 2012

All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

b. We have assumed the due execution and delivery by each party listed as a party to each document examined by us as an executed document. We have assumed further the due authorization by each party thereto of each document examined by us, and that each of such parties has the full power, authority, and legal right to execute, deliver and perform each such document. We have also assumed that at all times after the initial public offering of shares by the Trust (i) the Trust has had, and that the Trust now has, not less than three or more than fifteen trustees, and (ii) any trustee thereof was duly elected or appointed and qualified to act as a trustee of the Trust. We have also assumed the legal capacity of natural persons who are signatories to any of the documents examined by us.

c. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

d. We have assumed (i) that the Declaration of Trust and the By-Laws constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the admission of beneficial owners to, the contribution of capital to, and the creation, management, operation, dissolution, winding up and termination of, the Trust, and (ii) that no event of dissolution, liquidation or termination of the Trust has occurred under the Declaration of Trust, the By-Laws or the Statutory Trust Act.

e. We have assumed that the Declaration of Trust constitutes a legal, valid, binding and enforceable obligation of each of the parties thereto under the stated law of governance of the Declaration of Trust.

f. We have assumed the Shares will be issued in accordance with the Declaration of Trust, the By-Laws and the Resolutions.

g. We have assumed that each of the factual statements made in the Secretary Certificate was true and correct when made and has remained true and correct at all times through and including the date hereof.

h. We have assumed that no Shares will be issued to any Principal Shareholder.

i. We have assumed that there is no provision of the Declaration of Trust that is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986 (as amended, and the regulations promulgated thereunder), or with other applicable laws and regulations.

The Board of Trustees of Reaves Utility Income Fund

June 29, 2012

j. We note that we do not assume responsibility for the contents of the Registration Statement.

k. Except as expressly set forth in the opinions above, we express no opinion on any documents or agreements referred to, or incorporated by reference into any document reviewed by us.

l. The opinions rendered herein speak only as of the date of this letter, and we undertake no duty to advise you as to any change in law or change in fact occurring after the delivery of this letter that could affect any of the opinions rendered herein.

This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. Mayer Brown LLP may rely on this opinion in connection with any legal opinion being rendered by it on the date hereof with respect to the matters set forth herein.

Very truly yours,

/s/ Potter Anderson & Corroon LLP